    As filed with the Securities and Exchange Commission on December 18, 2001
                                               Registration No. 333-____________

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               --------------------

                               DOR BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                 41-1505029
   (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)

            28101 Ballard Drive, Suite F, Lake Forest, Illinois 60045
               (Address of principal executive offices) (Zip Code)

                               --------------------

      DOR BioPharma, Inc. Amended and Restated 1995 Omnibus Incentive Plan
                            (Full title of the Plans)

                               --------------------

                              Steve J. Koulogeorge
                                   Controller
                               DOR BioPharma, Inc.
            28101 Ballard Drive, Suite F, Lake Forest, Illinois 60045
                     (Name and address of agent for service)

                                 (847) 573-8990
          (Telephone number, including area code, of agent for service)

                               --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                 Proposed Maximum            Proposed Maximum
                                           Amount to be     Offering Price Per Share    Aggregate Offering Price       Amount of
Title of Securities to be Registered      Registered(1)               (2)                         (2)               Registration Fee
------------------------------------      -------------     ------------------------    ------------------------    ----------------

Amended and Restated 1995 Omnibus
                          -------
Incentive Plan
--------------

Common Stock, par value $.001            2,165,664 shares              $1.03                    $2,230,634                  $534



(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Registrant's Amended and Restated 1995 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on December 13, 2001 as reported by the American Stock Exchange.

                  Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 2,165,664 shares of Common Stock of the Registrant for issuance under the Amended and Restated 1995 Omnibus Incentive Plan. The contents of the prior Registration Statement relating to such Plan, Filing No. 333-69286, is incorporated herein by reference.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

                  DOR BioPharma, Inc. (f/k/a Endorex Corporation, the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Quarterly Report on Form 10-QSB for the quarter ending September 30, 2001 filed with the Commission on November 14, 2001.

         (b) The Registrant's Registration Statement No. 333-69286 on Form S-8 filed with the Commission on September 12, 2001.

         (c) The Registrant's Quarterly Report on Form 10-QSB for the quarter ending June 30, 2001 filed with the Commission on August 14, 2001.

         (d) The Registrant's Current Report on Form 8-K filed with the Commission on December 14, 2001.

         (e) The Registrant's Current Report on Form 8-K filed with the Commission on August 1, 2001.

         (f) The Registrant's Quarterly Report on Form 10-QSB for the quarter ending March 31, 2001 filed with the Commission on May 14, 2001.

         (g) The Registrant's Amendment to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed with the Commission on April 30, 2001.

         (h) The Registrant's Amendment to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed with the Commission on April 24, 2001.

         (i) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001.

         (j) The Registrant's Registration Statement No. 000-16929 on Form 8-A filed with the SEC on July 8, 1992 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

Exhibit Number        Exhibit
--------------        -------

        4.1           Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-16929
                      on Form 8-A, as amended, together with the exhibits
                      thereto, which is incorporated herein by reference
                      pursuant to Item 3(b) of this Registration Statement
        5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP
       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants
       23.2           Consent of Ernst & Young LLP, Independent Auditors
       23.3           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.1
       24.0           Power of Attorney. Reference is made to page II-3 of this
                      Registration Statement
       99.1           DOR BioPharma, Inc. Amended and Restated 1995 Omnibus
                      Incentive Plan (as of September 21, 2001)
       99.2*          Form of Notice of Grant of Stock Option
       99.3*          Form of Stock Option Agreement
       99.4*          Form of Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Right)
       99.5*          Form of Addendum to Stock Option Agreement (Involuntary
                      Termination Following Corporate Transaction/Change in
                      Control)
       99.6*          Form of Notice of Grant of Automatic Stock Option (Initial
                      Grant)
       99.7*          Form of Notice of Grant of Automatic Stock Option (Annual
                      Grant)
       99.8*          Form of Automatic Stock Option Agreement

*Exhibits 99.2 through 99.8 are incorporated herein by reference to the Exhibits of the same number filed with the Registrant's Registration Statement No. 333-64035 on Form S-8 which was filed with the Commission on September 23, 1998.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on December 18, 2001.

                                      DOR BIOPHARMA, INC.

                                      By: /s/ Colin Bier
                                         ---------------------------------------
                                            Colin Bier
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of DOR BioPharma, Inc. (f/k/a Endorex Corporation), a Delaware corporation, do hereby constitute and appoint Michael S. Rosen and/or Steve J. Koulogeorge, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                     Title                                      Date
-------------------------------------     ---------------------------------------------       ---------------------
/s/ Colin Bier                            Chief Executive Officer and Director                December 18, 2001
---------------------------------
Colin Bier

/s/ Michael S. Rosen                      President and Director                              December 18, 2001
---------------------------------
Michael S. Rosen                          (Principal Executive Officer)

            Signature                                   Title                                         Date
------------------------------------      -----------------------------------------------     --------------------
/s/ Steve J. Koulogeorge                  Controller                                          December 18, 2001
----------------------------------
Steve J. Koulogeorge                      (Principal Financial and Accounting Officer)



/s/ Richard Dunning                       Director                                            December 18, 2001
---------------------------------
Richard Dunning



                                          Director                                            December 18, 2001
----------------------------------
Steve H. Kanzer



/s/ Paul D. Rubin                         Director                                            December 18, 2001
----------------------------------
Paul D. Rubin



                                          Director                                            December 18, 2001
--------------------------------
Kenneth Tempero



                                          Director                                            December 18, 2001
--------------------------------
Steven Thornton



/s/ Guy Rico                              Director                                            December 18, 2001
---------------------------------
Guy Rico



/s/ Peter Kliem                           Director                                            December 18, 2001
--- ------------------------------
Peter Kliem

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

        4.1           Instruments  Defining Rights of  Stockholders.  Reference
                      is made to Registrant's Registration Statement No.
                      000-16929 on Form 8-A, as amended, together with the
                      exhibits thereto, which is incorporated herein by
                      reference pursuant to Item 3(b) of this Registration
                      Statement
        5.1           Opinion and consent of Brobeck, Phleger & Harrison LLP
       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants
       23.2           Consent of Ernst & Young LLP, Independent Auditors
       23.3           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.1
       24.1           Power of Attorney.  Reference is made to page II-3 of this
                      Registration Statement
       99.1           DOR BioPharma, Inc. Amended and Restated 1995 Omnibus
                      Incentive Plan (as of September 21, 2001)
       99.2*          Form of Notice of Grant of Stock Option
       99.3*          Form of Stock Option Agreement
       99.4*          Form of Addendum to Stock Option Agreement (Limited Stock
                      Appreciation Right)
       99.5*          Form of Addendum to Stock Option Agreement (Involuntary
                      Termination Following Corporate Transaction/Change in
                      Control)
       99.6*          Form of Notice of Grant of Automatic Stock Option (Initial
                      Grant)
       99.7*          Form of Notice of Grant of Automatic Stock Option (Annual
                      Grant)
       99.8*          Form of Automatic Stock Option Agreement

   *Exhibits 99.2 through 99.8 are incorporated herein by reference to the Exhibits of the same number filed with the Registrant's Registration Statement No. 333-64035 on Form S-8 which was filed with the Commission on September 23, 1998.